Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2021 Financial Results

Wilmington, DE – April 29, 2021 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter of 2021.

Highlights

•	For the quarter ended March 31, 2021, The Bancorp earned net income of $26.1 million from continuing operations, and $0.44 diluted earnings per share from combined continuing and discontinued operations.

•	Return on assets and equity for the quarter ended March 31, 2021 amounted to 1.6% and 18%, respectively, compared to 1.6% and 17%, respectively, for the quarter ended December 31, 2020. (all percentages “annualized”.)

•	Net interest margin amounted to 3.34% for the quarter ended March 31, 2021, compared to 3.34% for the quarter ended March 31, 2020 and 3.58% for the quarter ended December 31, 2020.

•	Net interest income increased 25% to $53.8 million for the quarter ended March 31, 2021, compared to $42.9 million for the quarter ended March 31, 2020.

•	Average loans and leases, including loans at fair value, increased 37% to $4.48 billion for the quarter ended March 31, 2021, compared to $3.27 billion for the quarter ended March 31, 2020.

•	Prepaid, debit card and related fees increased 4% to $19.2 million for the quarter ended March 31, 2021, compared to $18.5 million for the quarter ended March 31, 2020. Gross dollar volume (GDV), representing total spend on cards, increased 23% period over period.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and advisor financing loans increased 45% year over year and 5% quarter over quarter to $1.68 billion at March 31, 2021.

•	Small Business Loans, including those held at fair value, increased 16% year over year to $692.1 million at March 31, 2021, exclusive of $190.3 million of Paycheck Protection Program (PPP) balances outstanding at that date. Those balances reflect payments on previously outstanding PPP loans and $95 million of first quarter 2021 PPP loans. There were 630 PPP loans made in first quarter 2021, generating approximate fees of $3.4 million, with 90% of such loans under $350,000. Those fees will be recognized throughout full year 2021, which is the estimated period of repayment by the U.S. government.

•	Leasing increased 9% year over year to $484.3 million at March 31, 2021.

•	The average interest rate on $6.04 billion of average deposits and interest-bearing liabilities during the first quarter of 2021 was 0.21%. Average prepaid and debit card account deposits of $4.28 billion for first quarter 2021, reflected an increase of 36% over the $3.15 billion for the quarter ended March 31, 2020.

•	Consolidated and The Bancorp Bank (“the Bank”) leverage ratios were 8.62% and 8.69%, respectively, at March 31, 2021. The Bancorp and its subsidiary, The Bank, remain well capitalized.

•	Book value per common share at March 31, 2021 was $10.42 per share compared to $8.69 at March 31, 2020, an increase of 20%, primarily as a result of retained earnings per share.

•	The Bancorp repurchased 594,428 shares of its common stock at an average cost of $16.82 per share during the three months ended March 31, 2021.

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Damian Kozlowski, The Bancorp’s Chief Executive Officer, said, “Our business plan for 2021 is in full implementation. The main focus continues to be product and platform expansion with a rigorous focus on building the best payments ecosystem in the financial services industry. Our plan includes a comprehensive and integrated analysis of the market and competitors, and the needed investments to build towards the future and create scalable core competencies that our partners can use to innovate and grow. We also continue to invest heavily in anti-money laundering and compliance to have best-in-class capabilities to meet regulatory guidance and expectations. We are currently on track to meet or exceed our financial targets for 2021. We continue to closely watch the impact of the full reopening of the US economy, Fed policy, government stimulus, interest rates and the virtualization of consumer spending to understand the likely impacts on TBBK. Currently, those impacts are mostly positive for our business model and should drive continued growth in business volumes and profitability into 2022. Lastly, our guidance target for 2021 continues to be $1.70 a share or approximately $100 million in net income. The earnings per share estimates do not include share repurchases that have been previously announced.”

The Bancorp reported net income of $26.0 million, or $0.44 per diluted share, for the quarter ended March 31, 2021, compared to net income of $12.6 million, or $0.22 per diluted share, for the quarter ended March 31, 2020. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 8.62%, 14.81%, 15.23% and 14.81%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, April 30, 2021 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 5792244.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, May 7, 2021 by dialing 855.859.2056, access code 5792244.

The Bancorp, Inc. (NASDAQ: TBBK) is dedicated to serving the unique needs of non-bank financial service companies, ranging from entrepreneurial start-ups to those on the Fortune 500. The company’s only subsidiary, The Bancorp Bank (Member FDIC, Equal Housing Lender), has been repeatedly recognized in the payments industry as the Top Issuer of Prepaid Cards (US), a top merchant sponsor bank and a top ACH originator. Specialized lending distinctions include National Preferred SBA Lender, a leading provider of securities backed lines of credit, and one of the few bank-owned commercial vehicle leasing groups in the nation. For more information please visit www.thebancorp.com.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. These risks and uncertainties include those relating to the on-going COVID-19 pandemic, the impact it will have on our business and the industry as a whole, and the resulting governmental and societal responses. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this earnings release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

aviroslav@thebancorp.com

Source: The Bancorp, Inc.

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The Bancorp, Inc.

Financial highlights

	Three months ended		Year ended
	March 31,		December,
Condensed income statement	2021 (unaudited)	2020 (unaudited)	2020
	(dollars in thousands, except per share data)

Net interest income	$53,757	$42,911	$194,866
Provision for credit losses	822	3,579	6,352
Non-interest income
ACH, card and other payment processing fees	1,796	1,846	7,101
Prepaid, debit card and related fees	19,208	18,540	74,465
Net realized and unrealized gains (losses) on commercial
loans originated for sale	1,996	(5,156)	(3,874)
Change in value of investment in unconsolidated entity	—	(45)	(45)
Leasing related income	965	833	3,294
Other non-interest income	109	581	3,676
Total non-interest income	24,074	16,599	84,617
Non-interest expense
Salaries and employee benefits	25,658	22,741	101,737
Data processing expense	1,126	1,169	4,712
Legal expense	2,054	913	5,141
FDIC insurance	2,380	2,589	9,808
Software	3,684	3,477	14,028
Other non-interest expense	6,981	7,529	29,421
Total non-interest expense	41,883	38,418	164,847
Income from continuing operations before income taxes	35,126	17,513	108,284
Income tax expense	9,066	4,352	27,688
Net income from continuing operations	26,060	13,161	80,596
Discontinued operations
Loss from discontinued operations before income taxes	(124)	(775)	(3,816)
Income tax benefit	(29)	(205)	(3,304)
Net loss from discontinued operations, net of tax	(95)	(570)	(512)
Net income	$25,965	$12,591	$80,084

Net income per share from continuing operations - basic	$0.45	$0.23	$1.40
Net loss per share from discontinued operations - basic	$—	$(0.01)	$(0.01)
Net income per share - basic	$0.45	$0.22	$1.39

Net income per share from continuing operations - diluted	$0.44	$0.23	$1.38
Net loss per share from discontinued operations - diluted	$—	$(0.01)	$(0.01)
Net income per share - diluted	$0.44	$0.22	$1.37
Weighted average shares - basic	57,372,337	57,220,844	57,474,612
Weighted average shares - diluted	59,294,081	57,926,785	58,411,222

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Balance sheet	March 31,	December 31,	September 30,	March 31,
	2021 (unaudited)	2020	2020 (unaudited)	2020 (unaudited)
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$7,838	$5,984	$6,220	$13,610
Interest earning deposits at Federal Reserve Bank	1,738,749	339,531	294,758	105,978
Total cash and cash equivalents	1,746,587	345,515	300,978	119,588

Investment securities, available-for-sale, at fair value	1,128,459	1,206,164	1,264,903	1,353,278
Commercial loans, at fair value (held-for-sale at March 31, 2020)	1,780,762	1,810,812	1,849,947	1,716,450
Loans, net of deferred fees and costs	2,827,076	2,652,323	2,488,760	1,985,755
Allowance for credit losses	(16,419)	(16,082)	(15,727)	(14,883)
Loans, net	2,810,657	2,636,241	2,473,033	1,970,872
Federal Home Loan Bank and Atlantic Central Bankers Bank stock	1,368	1,368	1,368	1,142
Premises and equipment, net	17,196	17,608	15,849	17,148
Accrued interest receivable	20,164	20,458	18,852	15,660
Intangible assets, net	2,746	2,845	2,563	2,857
Deferred tax asset, net	10,900	9,757	7,952	12,797
Investment in unconsolidated entity, at fair value	31,047	31,294	31,783	34,273
Assets held-for-sale from discontinued operations	106,925	113,650	122,253	134,118
Other assets	90,530	81,129	79,821	79,925
Total assets	$7,747,341	$6,276,841	$6,169,302	$5,458,108

Liabilities:
Deposits
Demand and interest checking	$6,231,220	$5,205,010	$4,882,834	$4,512,949
Savings and money market	690,281	257,050	505,928	178,174
Total deposits	6,921,501	5,462,060	5,388,762	4,691,123

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	—	—	—	140,000
Senior debt	98,406	98,314	98,222	—
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	40,085	40,277	40,462	40,813
Other liabilities	77,142	81,583	69,954	74,625
Total liabilities	$7,150,577	$5,695,677	$5,610,843	$4,960,004

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,247,913 and 57,325,556 shares issued and outstanding at March 31, 2021 and 2020, respectively	57,248	57,551	57,491	57,326
Additional paid-in capital	370,481	377,452	375,985	372,218
Retained earnings	154,418	128,453	104,282	60,960
Accumulated other comprehensive income	14,617	17,708	20,701	7,600
Total shareholders' equity	596,764	581,164	558,459	498,104

Total liabilities and shareholders' equity	$7,747,341	$6,276,841	$6,169,302	$5,458,108

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Average balance sheet and net interest income	Three months ended March 31, 2021			Three months ended March 31, 2020
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,476,617	$47,811	4.27%	$3,262,378	$39,159	4.80%
Leases-bank qualified*	6,982	118	6.76%	10,975	200	7.29%
Investment securities-taxable	1,193,009	8,808	2.95%	1,395,545	10,495	3.01%
Investment securities-nontaxable*	4,042	35	3.46%	5,174	39	3.02%
Interest earning deposits at Federal Reserve Bank	747,845	183	0.10%	493,876	1,623	1.31%
Net interest earning assets	6,428,495	56,955	3.54%	5,167,948	51,516	3.99%

Allowance for credit losses	(16,069)			(10,176)
Assets held-for-sale from discontinued operations	109,128	853	3.13%	137,286	1,275	3.71%
Other assets	214,171			226,881
	$6,735,725			$5,521,939

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,501,697	$1,617	0.12%	$4,353,690	$6,695	0.62%
Savings and money market	407,186	149	0.15%	173,575	50	0.12%
Time deposits	—	—	—	319,505	1,483	1.86%
Total deposits	5,908,883	1,766	0.12%	4,846,770	8,228	0.68%

Short-term borrowings	13,055	8	0.25%	56,813	165	1.16%
Repurchase agreements	41	—	—	72	—	—
Subordinated debentures	13,401	113	3.37%	13,401	162	4.84%
Senior debt	100,140	1,279	5.11%	—	—	—
Total deposits and liabilities	6,035,520	3,166	0.21%	4,917,056	8,555	0.70%

Other liabilities	111,241			113,582
Total liabilities	6,146,761			5,030,638

Shareholders' equity	588,964			491,301
	$6,735,725			$5,521,939
Net interest income on tax equivalent basis*		$54,642			$44,236

Tax equivalent adjustment		32			50

Net interest income		$54,610			$44,186
Net interest margin *			3.34%			3.34%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes loans held-for-sale at March 31, 2020. All periods include commercial loans, at fair value and non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $1.4 million of fees which are not expected to recur. The fees were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets. Interest on loans also includes $2.4 million of interest and fees on PPP loans, which represents the remaining recognition of fees on PPP loans made in 2020, and the initial recognition of fees on PPP loans made in 2021. Approximately $3.4 million of fees on the 2021 PPP loans is being recognized throughout full year 2021. Increases in interest earning deposits at the Federal Reserve Bank reflect increased deposits resulting from stimulus payments distributed to a large segment of the population, resulting from December 2020 federal legislation.

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Allowance for credit losses	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2021 (unaudited)	2020 (unaudited)	2020
	(dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$16,082	$12,875	$12,875

Loans charged-off:
SBA non-real estate	144	265	1,350
Direct lease financing	97	1,193	2,243
SBLOC	15	—	—
Total	256	1,458	3,593

Recoveries:
SBA non-real estate	4	19	103
Direct lease financing	2	84	570
Total	6	103	673
Net charge-offs	250	1,355	2,920
Provision credited to allowance, excluding commitment provision	587	3,363	6,127

Balance in allowance for credit losses at end of period	$16,419	$14,883	$16,082
Net charge-offs/average loans	0.01%	0.04%	0.07%
Net charge-offs/average assets	—	0.02%	0.05%

(1) Excludes activity from assets held-for-sale from discontinued operations.

Loan portfolio	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
	(in thousands)

SBL non-real estate	$305,446	$255,318	$293,488	$84,946
SBL commercial mortgage	320,013	300,817	270,264	233,220
SBL construction	20,692	20,273	27,169	48,823
Small business loans *	646,151	576,408	590,921	366,989
Direct lease financing	484,316	462,182	430,675	445,967
SBLOC / IBLOC**	1,622,359	1,550,086	1,428,253	1,156,433
Advisor financing ***	58,919	48,282	26,600	—
Other specialty lending	2,251	2,179	2,194	2,711
Other consumer loans ****	4,201	4,247	3,809	4,023
	2,818,197	2,643,384	2,482,452	1,976,123
Unamortized loan fees and costs	8,879	8,939	6,308	9,632
Total loans, net of unamortized fees and costs	$2,827,076	$2,652,323	$2,488,760	$1,985,755

Small business portfolio	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
	(in thousands)

SBL, including unamortized fees and costs	$647,445	$577,944	$590,314	$371,072
SBL, included in commercial loans, at fair value	234,908	243,562	250,958	223,987
Total small business loans	$882,353	$821,506	$841,272	$595,059

* The preceding table shows small business loans and small business loans held at fair value. The small business loans held at fair value are comprised of the government guaranteed portion of SBA 7a loans at the dates indicated. An increase in SBL non-real estate loans from $255.3 million to $305.4 million in the first quarter of 2021 reflected an increase of $24.5 million of PPP loans authorized by The Consolidated Appropriations Act, 2021. PPP loans totaled $190.3 million at March 31, 2021 and $165.7 million at December 31, 2020. In addition, the Bank provided a short-term line of credit to another institution at March 31, 2021 in the amount of $14.6 million to initially fund PPP loans, which is included in the SBL non-real estate category.

** Securities Backed Lines of Credit (SBLOC) are collateralized by marketable securities, while Insurance Backed Lines of Credit (IBLOC) are collateralized by the cash surrender value of insurance policies.

*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan to value ratios of 70%, based on third party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

**** Included in the table above under Other consumer loans are demand deposit overdrafts reclassified as loan balances totaling $932,000 and $663,000 at March 31, 2021 and December 31, 2020, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

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Small business loans as of March 31, 2021

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$349
Paycheck Protection Program loans (a)	190
Commercial mortgage SBA (b)	180
Construction SBA (c)	14
Unguaranteed portion of U.S. government guaranteed loans (d)	105
Non-SBA small business loans (e)	34
Total principal	$872
Unamortized fees and costs	10
Total small business loans	$882

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan to value percentages (LTV), generally 50-60%, to which the Bank adheres.

(c) Of the $14 million in Construction SBA loans, $11 million are 504 first mortgages with an origination date LTV of 50-60% and $3 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $105 million represents the unguaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $34 million of non-SBA loans is comprised of a $15 million short-term line of credit to initially fund PPP loans with the remaining $19 million mainly comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators, are considered seasoned and have performed as agreed. A $2 million guaranty by the seller, for an 11% first loss piece, is in place until August 2021.

Additionally, the CARES Act of 2020 (“the CARES Act”) provided for six months of principal and interest payments on 7a loans which generally ended in fourth quarter 2020 or in first quarter 2021. The Consolidated Appropriations Act, 2021, became law in December 2020 and provides for at least an additional two months of such payments on SBA 7a loans, with up to five months of payments on hotel, restaurant and other more highly impacted loans. Unlike the six months of CARES Act payments, these additional payments are capped at $9,000 per month.

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Small business loans by type as of March 31, 2021

(Excludes government guaranteed portion of SBA 7a loans, PPP loans, and a line of credit to initially fund PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels	$66	$3	$—	$69	22%
Full-service restaurants	15	1	3	19	5%
Baked goods stores	4	—	12	16	5%
Child day care services	15	—	1	16	5%
Car washes	10	1	—	11	5%
Offices of lawyers	10	—	—	10	3%
Assisted living facilities for the elderly	1	8	—	9	3%
Limited-service restaurants	4	1	4	9	3%
Funeral homes and funeral services	8	—	—	8	2%
Fitness and recreational sports centers	5	1	2	8	2%
Lessors of nonresidential buildings (except miniwarehouses)	8	—	—	8	2%
General warehousing and storage	7	—	1	8	2%
All other amusement and recreation industries	5	—	—	5	1%
Outpatient mental health and substance abuse centers	5	—	—	5	1%
Gasoline stations with convenience stores	4	—	—	4	1%
Offices of dentists	3	—	—	3	1%
Other warehousing and storage	3	—	—	3	1%
New car dealers	3	—	—	3	1%
Offices of physicians (except mental health specialists)	3	—	—	3	1%
All other miscellaneous general purpose machinery manufacturing	3	—	—	3	1%
Automotive body, paint, and interior repair and maintenance	2	—	1	3	1%
All other specialty trade contractors	1	—	1	2	1%
Pet care (except veterinary) services	2	—	—	2	1%
Sewing, needlework, and piece goods stores	2	—	—	2	1%
Caterers	2	—	—	2	1%
Amusement arcades	2	—	1	3	1%
Plumbing, heating, and air-conditioning contractors	2	—	—	2	1%
Offices of real estate agents and brokers	2	—	—	2	1%
Landscaping services	—	—	2	2	1%
Independent artists, writers, and performers	2	—	—	2	1%
Drinking places (alcoholic beverages)	1	—	1	2	1%
All other miscellaneous food manufacturing	1	—	1	2	1%
Sports and recreation instruction	—	—	2	2	1%
Other**	45	1	24	70	20%
Total	$246	$16	$56	$318	100%

* Of the SBL commercial mortgage and SBL construction loans, $63.5 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $1.5 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

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State diversification as of March 31, 2021

(Excludes government guaranteed portion of SBA 7a loans, PPP loans, and a line of credit to initially fund PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$45	$8	$8	$61	19%
California	40	1	5	46	14%
Pennsylvania	30	—	4	34	11%
Illinois	23	—	3	26	8%
North Carolina	22	1	3	26	8%
New York	15	3	5	23	7%
Texas	12	—	5	17	5%
Tennessee	11	—	1	12	4%
New Jersey	4	—	7	11	3%
Virginia	9	—	2	11	3%
Georgia	7	—	2	9	3%
Colorado	3	2	1	6	2%
Michigan	3	—	1	4	1%
Washington	3	—	—	3	1%
Ohio	3	—	—	3	1%
Other States	16	1	9	26	10%
Total	$246	$16	$56	$318	100%

* Of the SBL commercial mortgage and SBL construction loans, $63.5 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of March 31, 2021

Type*	State	SBL commercial mortgage*	SBL construction*	Total
	(in millions)
Lawyers office	CA	$9	$—	$9
Hotel	FL	9	—	9
General warehouse and storage	PA	7	—	7
Hotel	NC	6	—	6
Assisted living facility	FL	—	5	5
Outpatient mental health and substance abuse center	FL	5	—	5
Hotel	NC	5	—	5
Fitness and recreation sports center	PA	4	—	4
Hotel	PA	4	—	4
Hotel	TN	4	—	4
Total		$53	$5	$58

* All the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-values. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

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Commercial real estate loans, at fair value, excluding SBA loans, are as follows including LTV at origination:

Type as of March 31, 2021

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average minimum interest rate
	(dollars in millions)
Multifamily (apartments)	155	$1,405	76%	4.77%
Hospitality (hotels and lodging)	11	71	65%	5.75%
Retail	7	48	71%	4.55%
Other	7	27	70%	5.23%
	180	$1,551	76%	4.82%
Fair value adjustment		(5)
Total		$1,546

State diversification as of March 31, 2021			15 largest loans (all multifamily) as of March 31, 2021

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(in millions)			(in millions)
Texas	$432	77%	North Carolina	$44	78%
Georgia	211	77%	Texas	38	79%
North Carolina	114	77%	Texas	36	80%
Arizona	112	76%	Pennsylvania	34	77%
Alabama	57	76%	Texas	30	75%
Ohio	56	69%	Nevada	29	80%
Other states each <$50 million	569	73%	Texas	27	77%
Total	$1,551	76%	Arizona	27	79%
			Mississippi	26	79%
			North Carolina	25	77%
			Texas	25	77%
			Texas	24	77%
			Georgia	23	79%
			Alabama	23	77%
			Georgia	20	79%
			15 Largest loans	$431	78%

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Institutional banking loans outstanding at March 31, 2021

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,117	66%
Insurance backed lines of credit (IBLOC)	505	30%
Advisor financing	59	4%
Total	$1,681	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent periods, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at March 31, 2021

	Principal amount	% Principal to collateral
	(in millions)
	$60	43%
	17	38%
	14	27%
	12	29%
	10	40%
	10	20%
	10	32%
	8	72%
	8	23%
	8	34%
Total and weighted average	$157	35%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us.  We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of April 17, 2021, all were rated Superior (A+ or better) by AM BEST.

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Direct lease financing* by type as of March 31, 2021

	Principal balance	% Total
	(in millions)
Government agencies and public institutions**	$79	16%
Construction	75	16%
Waste management and remediation services	63	13%
Real estate, rental and leasing	56	12%
Retail trade	46	9%
Transportation and warehousing	29	6%
Health care and social assistance	26	5%
Professional, scientific, and technical services	18	4%
Wholesale trade	15	3%
Manufacturing	11	2%
Educational services	8	2%
Arts, entertainment, and recreation	6	1%
Other	52	11%
Total	$484	100%

* Of the total $484 million of direct lease financing, $447 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of March 31, 2021

State	Principal balance	% Total
	(in millions)
Florida	$83	17%
California	44	9%
New Jersey	34	7%
New York	31	6%
Pennsylvania	25	5%
Utah	25	5%
North Carolina	24	5%
Maryland	23	5%
Washington	15	3%
Connecticut	15	3%
Texas	13	3%
Missouri	12	2%
Georgia	10	2%
Alabama	9	2%
Idaho	9	2%
Other states	112	24%
Total	$484	100%

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Capital ratios	Tier 1 capital	Tier 1 capital	Total capital	Common equity
	to average	to risk-weighted	to risk-weighted	tier 1 to risk
	assets ratio	assets ratio	assets ratio	weighted assets
As of March 31, 2021
The Bancorp, Inc.	8.62%	14.81%	15.23%	14.81%
The Bancorp Bank	8.69%	14.95%	15.37%	14.95%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2020
The Bancorp, Inc.	9.20%	14.43%	14.84%	14.43%
The Bancorp Bank	9.11%	14.27%	14.68%	14.27%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Year ended
	March 31,		December
	2021	2020	2020
Selected operating ratios
Return on average assets (1)	1.56%	0.91%	1.34%
Return on average equity (1)	17.88%	10.28%	15.08%
Net interest margin	3.34%	3.34%	3.45%

(1) Annualized

Book value per share table	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
Book value per share	$10.42	$10.10	$9.71	$8.69

Loan quality table	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
	(dollars in thousands)
Nonperforming loans to total loans	0.49%	0.48%	0.49%	0.40%
Nonperforming assets to total assets	0.18%	0.20%	0.20%	0.14%
Allowance for credit losses	0.58%	0.61%	0.63%	0.75%

Nonaccrual loans	$11,961	$12,227	$12,275	$5,645
Loans 90 days past due still accruing interest	1,762	497	24	2,245
Other real estate owned	—	—	—	—
Total nonperforming assets	$13,723	$12,724	$12,299	$7,890

Gross dollar volume (GDV) (1)	Three months ended
	March 31,	December 31,	September 30,	March 31,
	2021	2020	2020	2020
	(in thousands)

Prepaid and debit card GDV	$28,094,930	$22,523,855	$23,964,508	$22,752,931

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

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Business line quarterly summary
Quarter ended March 31, 2021
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.5%	$1,681	45%	21%
Small Business Lending****	5.0%	882	16%	22%
Leasing	6.4%	484	9%	19%
Commercial real estate (non-SBA at fair value)	4.8%	1,546	nm	nm
Weighted average yield	4.2%	$4,593			Non-interest income
						% Growth
Deposits					Current quarter	Year over year
Payment solutions (prepaid and debit card issuance)	0.1%	$4,281	36%	nm	$19.2	4%
Card payment and ACH processing	0.2%	$1,048	32%	nm	$1.8	nm

* Average rates are for the quarter ended March 31, 2021.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of Securities Backed Lines of Credit (SBLOC), collateralized by marketable securities, Insurance Backed Lines of Credit (IBLOC), collateralized by the cash surrender value of insurance policies, and Advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

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Analysis of Walnut Street* marks

	Loan activity	Marks
	(dollars in millions)
Original Walnut Street loan balance, December 31, 2014	$267
Marks through December 31, 2014 sale date	(58)	$(58)
Sales price of Walnut Street	209
Equity investment from independent investor	(16)
December 31, 2014 Bancorp book value	193
Additional marks 2015 - 2020	(46)	(46)
2021 Marks	—
Payments received	(116)
March 31, 2021 Bancorp book value**	$31

Total marks		$(104)
Divided by:
Original Walnut Street loan balance		$267
Percentage of total mark to original balance		39%

* Walnut Street is the investment in unconsolidated entity on the balance sheet which reflects the investment in a securitization of certain loans from the Bank's discontinued loan portfolio.

** Approximately 34% of expected principal recoveries were from loans and properties pending liquidation or other resolution as of March 31, 2021.

Walnut Street portfolio composition as of March 31, 2021

Collateral type	% of Portfolio
Commercial real estate non-owner occupied - Retail	67.4%
Construction and land	24.3%
Other	8.3%
Total	100.0%

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Cumulative analysis of marks on discontinued commercial loan principal as of March 31, 2021

	Discontinued	Cumulative	% to original
	loan principal	marks	principal
	(dollars in millions)
Commercial loan discontinued principal before marks	$61
Florida mall held in discontinued other real estate owned	42	$(27)
Mark at March 31, 2021		(4)
Cumulative mark at March 31, 2021	$103	$(31)	30%

Analysis of discontinued commercial loan relationships as of March 31, 2021

	Performing loan principal	Nonperforming loan principal	Total loan principal	Performing loan marks	Nonperforming loan marks	Total marks
	(in millions)
5 loan relationships > $5 million	$39	$—	$39	$(3)	$—	$(3)
Loan relationships < $5 million	9	9	18	—	(1)	(1)
	$48	$9	$57	$(3)	$(1)	$(4)

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal December 31, 2020 before marks	$64
Quarterly paydowns and other reductions	(3)
Commercial loan discontinued principal March 31, 2021 before marks	61
Marks March 31, 2021	(4)
Net commercial loan exposure March 31, 2021	57
Residential mortgages	29
Net loans	86
Florida mall in other real estate owned	15
6 properties in other real estate owned	6
Total discontinued assets at March 31, 2021	$107

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Discontinued commercial loan composition as of March 31, 2021

Collateral type	Unpaid principal balance	Mark at March 31, 2021	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—
Other	18	(0.1)	1%
Construction and land	10	(0.1)	1%
Commercial non-real estate and industrial	3	(0.1)	3%
1 to 4 family construction	7	(2.5)	36%
First mortgage residential non-owner occupied	8	—	—
Commercial real estate owner occupied:
Retail	7	(0.7)	10%
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$61	$(4.1)	7%
Less: mark	(4)
Net commercial loan exposure March 31, 2021	$57	$(4.1)

Loan payment deferrals as of March 31, 2021

	Cumulative months deferred (1)	Total loan balance deferrals	Total non-guaranteed loan balance deferrals	Total loan balances	% of total loan balances with deferrals	% of total non-guaranteed loan balances with deferrals
	(dollars in millions)
Commercial real estate loans held at fair value (excluding SBA loans shown below)	6.0	$19	$19	$1,546	1.2%	1.2%
Securities backed lines of credit, insurance backed lines of credit & advisor financing	—	—	—	1,681	—	—
SBL commercial mortgage	8.6	44	24	437	10.1%	5.5%
SBL construction	—	—	—	21	—	—
SBL non-real estate and PPP	7.6	15	4	424	3.5%	0.9%
Direct lease financing	—	—	—	484	—	—
Discontinued operations	8.5	1	1	90	1.1%	1.1%
Other consumer loans and specialty lending	—	—	—	7	—	—
Total	7.8	$79	$48	$4,690	1.7%	1.0%

(1)	Weighted average of cumulative months deferred for loan payments currently on deferral.

Note: SBL balances above include loans reported in commercial loans, at fair value, in the balance sheet.

Note: At March 31, 2021, SBA 7a loans, included in the three SBL loan balance categories above, totaled $454.0 million of which $105.0 million was not U.S. government guaranteed.   The CARES Act provided SBA 7a borrowers six months of principal and interest payments. The Consolidated Appropriations Act, 2021, became law in December 2020 and provided for at least an additional two months of such payments on SBA 7a loans, with up to five months of payments on hotel, restaurant and other more highly impacted loans which began on February 1, 2021.

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SBA 7a deferral distribution by type as of March 31, 2021

(comprised of the unguaranteed portion of SBA 7a loans)

	Total	% Total
	(in thousands)
Full-service restaurants	$3,115	30%
Hotels*	1,535	15%
Sports and recreation instruction	1,157	11%
Services for the elderly and persons with disabilities	947	9%
Offices of dentists	829	8%
Drinking places (alcoholic beverages)	726	7%
All other amusement and recreation industries	580	6%
Administrative management services	334	3%
Commercial printing	333	3%
Automotive glass replacement shops	315	3%
Cosmetology and barber schools	244	2%
Clothing and furnishings merchant wholesalers	220	2%
Janitorial services	184	1%
Total	$10,519	100%

* At March 31, 2021, SBA 7a loans, included in SBL, totaled $454.0 million of which $105.0 million was not U.S. government guaranteed.   The CARES Act provided SBA 7a borrowers six months of principal and interest payments. The Consolidated Appropriations Act, 2021, became law in December 2020 and provided for at least an additional two months of such payments on SBA 7a loans, with up to five months of payments on hotel, restaurant and other more highly impacted loans which began on February 1, 2021.

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